Exhibit 10.9

DIRECTOR COMPENSATION AND SECURITIES AGREEMENT

THIS DIRECTOR COMPENSATION AND SECURITIES AGREEMENT (this ”Agreement”) is made this November 3, 2024, by and between West Affum Holdings, L.P., a Cayman Islands exempted limited partnership (the “Partnership”), Orly Mishan (“Director”) and, for the limited purpose of approving this Agreement, West Affum GP Ltd., a Cayman Islands exempted company, as general partner of the Partnership (the “General Partner”). Certain capitalized terms used herein shall have the meanings ascribed to such terms in Section 9 of this Agreement, or if not defined herein, the meanings ascribed to such terms in the LP Agreement.

WHEREAS, the Partnership and Director mutually desire to enter into an agreement containing the terms and conditions pursuant to which Director will serve as a “Class II Director” (as defined in the Certificate of Incorporation of Kestra, dated April 7, 2016) to the board of directors of Kestra Medical Technologies, Inc., a Delaware corporation f/k/a West Affum Development Co., Inc. (“Kestra” and, such board of directors, the “Kestra Board”) and, if requested by the Partnership, as a member of the board of directors or managers, as applicable, of certain other Subsidiaries or parent entities of the Partnership;

WHEREAS, the Partnership’s General Partner awards Restricted Class A Common Units to provide incentives to such present and future employees, service providers, consultants or advisers of the Partnership or its Subsidiaries, as may be selected in the sole discretion of the Partnership’s General Partner (“Participants”) through, among other things, the issuance of the Partnership’s equity securities to certain Participants;

WHEREAS, only those Participants who are employees, service providers, consultants or advisers of the Partnership or its Subsidiaries shall be eligible to receive Restricted Class A Common Units (as defined below);

WHEREAS, grant of the Restricted Class A Common Units is intended to qualify under Securities and Exchange Commission Rule 701; and

WHEREAS, the Partnership desires to issue to Director, on the terms and subject to the conditions contained herein, 10,224.95 Restricted Class A Common Units.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Issuance of Restricted Class A Common Units.

(a) Upon the execution and delivery of this Agreement, the Partnership shall issue to Director 10,224.95 Class A Common Units (collectively, the “Restricted Class A Common Units”). Director acknowledges that the Restricted Class A Common Units issued hereunder shall only participate in Distributions to the extent provided in Section 4.1 of the LP Agreement (including that such Restricted Class A Common Units shall be entitled to participate in Distributions only after (i) becoming vested and (ii) the Participation Threshold of such Restricted

Class A Common Units has been reduced to zero in accordance with the LP Agreement). Director shall not, and shall not be obligated to, make any Capital Contribution with respect to such Restricted Class A Common Units. The Restricted Class A Common Units issued hereunder shall have the rights, preferences and obligations set forth in the Equity Agreements and this Agreement. The Participation Threshold of the Restricted Class A Common Units granted hereunder shall be $1.00. Notwithstanding anything in the Equity Agreements to the contrary, (x) Director shall be deemed to have made Capital Contributions with respect to the Restricted Class A Common Units granted hereunder equal to $150,000 in the aggregate (such that the Class A Common Unreturned Capital in respect of such Restricted Class A Common Unit shall be equal to $150,000 in the aggregate), (y) the provisions in the Equity Agreements applicable to Participation Thresholds of “Incentive Units” generally shall be applied mutatis mutandis to the Restricted Class A Common Units issued hereunder, and (z) no Restricted Class A Common Unit issued hereunder shall be deemed to be a “Participating Unit” until it has vested in accordance with Section 2.

(b) Notwithstanding anything herein or in the LP Agreement to the contrary, following the time at which the Restricted Class A Common Stock becomes vested and the Participation Threshold of the Restricted Class A Common Stock is reduced to zero, such Restricted Class A Common Units shall participate in 100% of the Distributions made pursuant to Section 4.1(a) of the LP Agreement pro rata along with other Units receiving catch-up Distributions until such Restricted Class A Common Units have received the full amount that would have been distributed in respect of such Restricted Class A Common Units between the date hereof and such time had such Restricted Class A Common Units had a Participation Threshold equal to zero at the time of issuance. It is the intention of the parties that the Restricted Class A Common Units will qualify as “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43, Internal Revenue Notice 2005-43, and any future Internal Revenue Service guidance and the provisions of this Agreement and the LP Agreement shall be interpreted consistent with such intent.

(c) Within 30 days after the issuance by the Partnership of such Restricted Class A Common Units, Director will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto; provided that the Partnership shall have no liability with respect to Director’s making or failing to make any such election. By acceptance of the Restricted Class A Common Units, Director hereby agrees, to the extent not already so bound, to be bound by (i) the LP Agreement as a “Limited Partner”, a “Management Limited Partner” and holder of “Class A Common Units” in the same manner as if Director were an original signatory to the LP Agreement, (ii) the Securityholders Agreement as a “Service Provider” in the same manner as if Director were an original signatory to the Securityholders Agreement and (iii) the Registration Agreement as a “Service Provider” in the same manner as if Director were an original signatory to the Registration Agreement. If requested by the Partnership, Director shall execute any additional documentation as requested by the Partnership as necessary to evidence the foregoing joinders. Director acknowledges and agrees that, with respect to the Restricted Class A Common Units, Director shall be a “Service Provider” under both the Securityholders Agreement and the Registration Agreement.

(d) In connection with the receipt of Restricted Class A Common Units, Director represents and warrants to the Partnership that:

(i) Restricted Class A Common Units to be acquired by Director pursuant to this Agreement will be acquired for Director’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and Restricted Class A Common Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) Director is an employee, service provider, consultant or adviser of the Partnership and/or one of its Affiliates, is sophisticated in financial matters and is able to evaluate the risks and benefits of the receipt of the Restricted Class A Common Units;

(iii) Director is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission;

(iv) Director is able to bear the economic risk of Director’s receipt of Restricted Class A Common Units for an indefinite period of time because the Restricted Class A Common Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(v) Director has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Restricted Class A Common Units and has had full access to such other information concerning the Partnership as Director has requested;

(vi) this Agreement and each of the other agreements contemplated hereby constitutes the legal, valid and binding obligation of Director, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Director does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Director is a party or any judgment, order or decree to which Director is subject;

(vii) Director is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompetition agreement, nonsolicitation agreement or confidentiality agreement or any other agreement which could impair or interfere with Director’s obligations hereunder;

(viii) subject to the terms of the Securityholders Agreement, Director acknowledges and agrees that there may be additional issuances of Equity Securities of the Partnership after the date hereof and the equity interests of Director may be diluted in connection with any such issuance;

(ix) Director has had the opportunity to consult Director’s own tax counsel as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and the Equity Agreements, accepts the potential tax consequences of the transactions contemplated by this Agreement and the Equity Agreements, and the Partnership has not made any representations or provided any advice regarding such tax consequences or benefits upon which Director has relied; and

(x) Director is a resident of the state set forth in Director’s address for notices in Section 10 hereof.

(e) As an inducement to the Partnership to issue the Restricted Class A Common Units to Director, and as a condition thereto, Director acknowledges and agrees that neither the issuance of Restricted Class A Common Units to Director nor any provision contained in this Agreement shall entitle Director to remain in the employment of, or to continue to provide services to, the Partnership or its Subsidiaries or Affiliates or affect the right of the Partnership or its Subsidiaries or Affiliates to terminate Director’s employment or provision of services at any time for any reason.

(f) Concurrently with the execution of this Agreement, if Director is lawfully married, Director shall deliver to the Partnership a spousal consent in the form of Exhibit B attached hereto, duly executed by Director’s spouse.

2. Vesting of Restricted Class A Common Units.

(a) The Restricted Class A Common Units shall be subject to vesting in the manner specified in this Section 2.

(b) Except as otherwise provided in this Section 2 or Section 3(b), the Restricted Class A Common Units shall become vested and nonforfeitable over time as set forth in the following schedule, if and only if Director is and has been continuously providing services to the Partnership or any of its Subsidiaries from the date of this Agreement through each such applicable vesting date (except as provided in Section 2(c)); provided that for purposes of this Agreement, Director’s continuous service will not be deemed interrupted during periods of vacation, sick leave or short-term disability or leaves of absence that do not exceed three months:

Vesting Date	Cumulative Portion of Restricted Class A Common Units Vested
The date hereof.	33.33%
The two year anniversary of the date hereof.	66.67%
The three year anniversary of the date hereof.	100%

(c) Upon the occurrence of a Sale of the Partnership, all Restricted Class A Common Units which have not yet become vested shall become vested and nonforfeitable as of the consummation of such Sale of the Partnership, if, as of the date such Sale of the Partnership, Director is, and since the date hereof continuously has been, providing services to the Partnership or any of its Subsidiaries.

(d) Upon the occurrence of a Sale of the Partnership, and for the benefit of the prospective acquirer and its Affiliates, Director may be required, and Director hereby agrees, to execute customary noncompetition agreements, nonsolicitation agreements and confidentiality agreements; provided that (i) the stated terms and conditions of such noncompetition agreements and nonsolicitation agreements shall be on substantially the same terms (with conforming edits) as set forth in any existing agreement between Director, on the one hand, and the Partnership or its Affiliates, on the other hand, and (ii) such agreements shall survive the occurrence of a Sale of the Partnership for a term not to exceed (x) if terminated prior to the occurrence of a Sale of the Partnership, the remaining term of such covenants under such existing agreement and (y) otherwise, three years.

(e) All Restricted Class A Common Units which have become vested hereunder, if any, are collectively referred to herein as the “Vested Restricted Class A Common Units.” All Restricted Class A Common Units which have not become vested hereunder are collectively referred to herein as the “Unvested Restricted Class A Common Units.”

3. Repurchase Option.

(a) In the event of a Separation, the Restricted Class A Common Units (whether vested or unvested and whether held by Director or one or more of Director’s Permitted Transferees, other than the Partnership and the Investors) will be subject to repurchase, in each case by the Partnership and the Investors pursuant to the terms and conditions set forth in this Section 3 (the ”Repurchase Option”). The Partnership may assign its repurchase rights set forth in this Section 3 to any Person; provided that if there is a Subsidiary Public Offering and the securities of such Subsidiary are distributed to the Partners of the Partnership, then such Subsidiary will be treated as the Partnership for purposes of this Section 3 with respect to any repurchase of the securities of such Subsidiary.

(b) In the event of a Separation, (i) each Unvested Restricted Class A Common Unit shall be automatically forfeited for no consideration without any further action by any Person, and (ii) the purchase price for each Vested Restricted Class A Common Unit will be the Fair Market Value of such Unit (which Director acknowledges may be zero); provided that if such Separation results from a termination of service for Cause or in the event that Director breaches any of the Restrictive Covenants or any other restrictive covenants contained in any other current or future agreement (including in any employment or service agreement with the Partnership or any of its Subsidiaries or Affiliates) to which the Director is bound without regard to any time limitation set forth in or applicable to such agreements or covenants, each Vested Restricted Class A Common Unit shall be automatically forfeited for no consideration without any further action on the part of any Person. The Fair Market Value of any Unit for purposes of this Section 3 shall be the Fair Market Value of such Unit as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be.

(c) The Partnership may elect to purchase all or any portion of the Restricted Class A Common Units pursuant to this Section 3 by delivering written notice (each, a “Repurchase Notice”) to the holder or holders of such securities within seven months following the Separation. The Repurchase Notice will set forth the number of Restricted Class A Common Units to be acquired from each holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the repurchase transaction. The number of Restricted Class A Common Units to be repurchased by the Partnership shall first be satisfied to the extent possible from the Restricted Class A Common Units held by Director at the time of delivery of the Repurchase Notice. If the number of Restricted Class A Common Units then held by Director is less than the total number of Restricted Class A Common Units that the Partnership has elected to repurchase, the Partnership shall purchase the remaining Restricted Class A Common Units elected to be purchased from the other holder(s) of Restricted Class A Common Units under this Agreement (i.e., Director’s Permitted Transferees), pro rata according to the number of Restricted Class A Common Units held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Unit). The Partnership may elect to purchase Restricted Class A Common Units in one or more installments during the applicable repurchase period.

(d) If for any reason the Partnership does not elect to repurchase all of the Restricted Class A Common Units pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Restricted Class A Common Units which the Partnership has not elected to repurchase (“Available Securities”). As soon as practicable after the Partnership has determined that there will be Available Securities, but in any event within six months after the Separation, the Partnership shall give written notice (each, an “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. Each Investor may elect to purchase any or all of the Available Securities by giving written notice to the Partnership within six months after the Separation. If the Investors elect to purchase an aggregate number of any class of Available Securities greater than the number of Available Securities of such class, the Available Securities of such class shall be allocated among the Investors based upon the number of Class A Common Units and/or Common Units owned by each Investor. As soon as practicable, and in any event within ten days after the expiration of the six-month period set forth above, the Partnership shall notify each holder of Restricted Class A Common Units as to the number of Restricted Class A Common Units being purchased from such holder by the Investors (each, a “Supplemental Repurchase Notice”). At the time the Partnership delivers a Supplemental Repurchase Notice to the holder(s) of Restricted Class A Common Units, the Partnership shall also deliver written notice to each Investor setting forth the number of Restricted Class A Common Units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the repurchase transactions. The number of Restricted Class A Common Units to be repurchased by the Investors shall first be satisfied to the extent possible from the Restricted Class A Common Units held by Director at the time of delivery of the Supplemental Repurchase Notice. If the number of Restricted Class A Common Units then held by Director is less than the total number of Restricted Class A Common Units that the Investors have elected to repurchase, the Investors shall purchase the remaining Restricted Class A Common Units elected to be purchased from the other holder(s) of Restricted Class A Common Units under this Agreement (i.e., Director’s Permitted Transferees), pro rata according to the number of Restricted Class A Common Units held by such other holder(s) at the time of delivery of such Supplemental Repurchase Notice (determined as nearly as practicable to the nearest Unit).

(e) The closing of the purchase of the Restricted Class A Common Units pursuant to the Repurchase Option shall take place on the date designated by the Partnership in the Repurchase Notice or Supplemental Repurchase Notice, as applicable, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Partnership will pay for the Restricted Class A Common Units to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any debts owed by Director to the Partnership or any of its Affiliates (provided that in no event shall any amounts that constitute “non-qualified deferred compensation” for purposes of Section 409A the Code be subject to offset unless otherwise allowed without giving rise to the excise tax under Section 409A of the Code), and will pay the remainder of the purchase price by the issuance of a subordinated promissory note of the Partnership bearing interest at a per annum rate determined by the General Partner in its sole discretion (provided that such rate shall not be less than the prime rate as published in The Wall Street Journal from time to time); the principal amount of such subordinated promissory note and the interest thereon shall be due and payable upon a Sale of the Partnership. Each Investor will pay for the Restricted Class A Common Units to be purchased by it pursuant to the Repurchase Option by a check or wire transfer of immediately available funds. The Partnership and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.

(f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Restricted Class A Common Units by the Partnership pursuant to the Repurchase Option and all payments of principal and interest on any promissory note issued pursuant to Section 3(e) hereof shall be subject to applicable restrictions contained in the Exempted Limited Partnership Law, 2014 of the Cayman Islands or such other applicable governing corporate or limited partnership law, and the Partnership’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Restricted Class A Common Units hereunder which the Partnership is otherwise entitled or required to make, (ii) dividends or other transfers of funds from one or more Subsidiaries to the Partnership to enable such repurchases or (iii) the payment of principal or interest required to be paid on any promissory note issued pursuant to Section 3(e) hereof, then the Partnership (or the successor to the Partnership, if applicable) shall make such repurchases and shall pay amounts due on such note as soon as it is permitted to make repurchases, pay such amounts or receive funds from Subsidiaries under such restrictions.

(g) Notwithstanding anything to the contrary in this Agreement, the Partnership may exercise its repurchase rights and fulfill its repurchase obligations to a holder of the Restricted Class A Common Units pursuant to Section 3 hereof, in whole or in part, by transferring to such holder securities issued by a Subsidiary of the Partnership with a value equal to the repurchase price of the Restricted Class A Common Units of such holder to be redeemed or repurchased; provided that immediately following such transfer, the Subsidiary that issued the transferred securities shall redeem or repurchase such securities from such holder for an amount of cash equal to the aggregate repurchase price of the Restricted Class A Common Units of such holder to be repurchased, with such repurchase to occur at the time provided in Section 3(e) hereof. The Partnership and the holder agree to treat such transfer as a distribution of securities of the Subsidiary by the Partnership to the applicable holder under Code Section 731(a).

(h) The repurchase rights and obligations pursuant to this Section 3 will terminate with respect to all Restricted Class A Common Units upon the consummation of a Sale of the Partnership, a Public Offering or a Subsidiary Public Offering in which the securities of such Subsidiary are distributed to partners of the Partnership; provided that, notwithstanding the foregoing, Director’s Restricted Class A Common Units will remain subject to forfeiture pursuant to Section 3(b) following a Public Offering or a Subsidiary Public Offering in which the securities of such Subsidiary are distributed to partners of the Partnership.

(i) If the Partnership (and/or the Investors and/or any other Person acquiring Units pursuant to this Section 3) shall make available, at the time and place and in the amount and form provided in this Section 3, the consideration for the Units to be repurchased in accordance with the provisions of this Section 3 (which, in the event any cancellation, forfeiture or repurchase for no consideration, shall be deemed satisfied by providing a Repurchase Notice or Supplemental Repurchase Notice in accordance with the provisions of this Section 3), then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Section 3), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the Partnership (and/or the Investors and/or any other Person acquiring Units pursuant to this Section 3) shall be deemed the owner and holder of such Units, whether or not the certificates therefor have been delivered.

4. Restrictions on Transfer of Restricted Class A Common Units.

(a) Transfer of Restricted Class A Common Units. The holders of Restricted Class A Common Units shall not Transfer any interest in any Restricted Class A Common Units, except pursuant to (i) the provisions of Section 1(b) of the Securityholders Agreement or (ii) an Approved Sale (as defined in the Securityholders Agreement). The transfer restrictions set forth in this Agreement are in addition to, and not in lieu of, any other transfer restrictions set forth in the LP Agreement, the Securityholders Agreement or the Registration Agreement.

(b) Termination of Restrictions. The restrictions set forth in Section 4(a) hereof will continue with respect to each Restricted Class A Common Unit until the consummation of an Approved Sale or Public Sale (as each such term is defined in the Securityholders Agreement), in each case, pursuant to which such Restricted Class A Common Unit is Transferred.

5. Additional Restrictions on Transfer.

(a) Legend. The certificates representing Restricted Class A Common Units (if any) will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JULY 24, 2024, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A DIRECTOR COMPENSATION AND SECURITIES AGREEMENT BETWEEN THE ISSUER AND AN EMPLOYEE OF OR SERVICE PROVIDER TO AN AFFILIATE OF THE ISSUER, DATED AS OF JULY 24, 2024, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) Opinion of Counsel. No holder of Restricted Class A Common Units may Transfer any Restricted Class A Common Units (except pursuant to Section 4 hereof, including pursuant to (i) the provisions of Section 1(b) of the Securityholders Agreement or (ii) an Approved Sale (as defined in Section 3 of the Securityholders Agreement), or an effective registration statement under the Securities Act) without first delivering to the Partnership a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Partnership) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer. In addition, if the holder of Restricted Class A Common Units delivers to the Partnership an opinion of counsel that no subsequent Transfer of such Restricted Class A Common Units shall require registration under the Securities Act, to the extent such Transferred Restricted Class A Common Units are represented by a certificate, the Partnership shall promptly upon such contemplated Transfer deliver new certificates for such Restricted Class A Common Units that do not bear the Securities Act portion of the legend set forth in Section 5(a) hereof. If the Partnership is not required to deliver new certificates for such Restricted Class A Common Units not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Partnership in writing its agreement to be bound by the restrictions set forth in this Section 5.

6. Provisions Relating to Director Services.

(a) Director has been and agrees to continue to serve on the Kestra Board as a “Class II Director “ until Director’s Separation pursuant to Section 6(b) hereof (the “Board Period”) and shall have the normal duties, responsibilities, functions and authority of a member of the Kestra Board. During the Board Period, Director shall render such administrative, financial and other advisory services, including with respect to strategy development, management hiring and consultation and potential business acquisitions, as are consistent with Director’s position as a member of the Kestra Board.

(b) The Board Period will continue until (i) Director resigns from the Kestra Board, (ii) Director’s death or Disability or (iii) the Director’s removal from the Kestra Board at the direction of the Partnership or its representative for any reason or no reason.

(c) Beginning on the date hereof until the end of the Board Period (i.e., until Director’s Separation pursuant to Section 6(b) hereof), in consideration for Director’s continued service as a member of the Kestra Board, Director shall be entitled to receive manager fees at a rate per annum equal to $40,000 payable by or on behalf of Kestra in regular installments in accordance with the general payroll practices of the Partnership and its Subsidiaries as in effect from time to time.

(d) Beginning on the date hereof until the end of the Board Period (i.e., until Director’s Separation pursuant to Section 6(b) hereof), the Partnership shall, or shall cause its Subsidiaries to, reimburse Director for all reasonable business expenses incurred by Director in the course of performing Director’s duties and responsibilities as a member of the Kestra Board which are consistent with the Partnership’s and its Subsidiaries’ policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Partnership’s and its Subsidiaries’ requirements with respect to reporting and documentation of such expenses.

(e) All amounts payable to Director as compensation hereunder shall be subject to all required and customary withholding by the Partnership and its Subsidiaries.

(f) Certain Definitions.

(1) “Disability” means the disability of Director caused by any physical or mental injury, illness or incapacity as a result of which Director is unable to effectively perform the essential functions of Director’s duties for a continuous period of more than 60 days or for 90 days (whether or not continuous) in any 180-day period.

7. Restrictive Covenants. The Partnership operates in a highly sensitive and competitive commercial environment. As part of Director’s service with or to the Partnership or its Subsidiaries, Director will be exposed to highly confidential and sensitive information regarding the Partnership’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, lessor, regulatory and employee relationships. It is critical that the Partnership and its Subsidiaries take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Partnership’s agreement to issue the Restricted Class A Common Units to Director pursuant to this Agreement, Director agrees to be bound by the covenants set forth in (i) this Section 7 (the “Restrictive Covenants”) and (ii) any other agreement containing restrictive covenants entered into by and between Director and the Partnership (or any of its Affiliates).

(a) Certain Definitions.

(1) “Competitive Product” means goods, products, product lines or services, and each and every component thereof, developed, designed, produced, manufactured, marketed, promoted, sold, supported, serviced, or that are in development or the subject of research by anyone other than the Partnership that are the same or similar, perform any of the same or similar functions, may be substituted for, or are intended or used for any of the same purposes as a Partnership Product.

(2) “Competitive Research and Support” means any research, development, analysis, planning or support services of any kind or nature, including without limitation theoretical and applied research, or business, technical, regulatory or systems research, analysis, planning or support, for a Conflicting Organization that is intended for, or may be useful in, assisting, improving or enhancing any aspect of the development, design, production, manufacture, marketing, promotion, sale, support or service of a Competitive Product.

(3) “Confidential Information” means any information relating to the Partnership’s business, including a formula, pattern, compilation, program, device, method, technique, system, plan, or process, that Director learns or develops during the course of Director’s service-relationship with the Partnership that derives independent economic value from not being generally known, or readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use Confidential Information includes but is not limited to trade secrets and Inventions and, without limitation, may relate to research; development; experiments; clinical investigations; clinical trials; clinical and product development results and data, engineering; product specifications; computer programs; computer software; hardware configurations; manufacturing processes; compositions; algorithms, know-how; methods; machines, management systems and techniques; strategic plans; long-range plans; operating plans; organizational plans; financial plans; financial models; financial projections; nonpublic financial information; business, financial, planning, and strategic systems and methods; operating systems; information systems; acquisition and divestiture goals, plans, strategies or targets; regulatory strategies, plans and approaches, quality control systems and techniques; patent and intellectual property strategies, plans and approaches; vendor and customer data; employee and personnel data; human resources goals, plans and strategies; human resource management techniques; sales volumes; pricing strategies; sales and marketing plans and strategies; contracts and bids; and any business management techniques that are being planned or developed, utilized or executed by the Partnership.

(4) “Conflicting Organization” means any Person (including Director), and any parent, subsidiary, partner or affiliate (regardless of their legal form) of any Person, that engages in, or is about to become engaged in, the development, design, production, manufacture, promotion, marketing, sale, support or service of a Competitive Product or in Competitive Research and Support.

(5) “Invention(s)” means any and all inventions, discoveries, ideas, processes, writings, works of authorship, designs, developments and improvements, whether or not protectable under the applicable patent, trademark or copyright statutes, generated, conceived or reduced to practice by Director, alone or in conjunction with others, while providing services to or for the benefit of the Partnership.

(6) “Partnership” means, for purposes of this Section 7, the Partnership and each Subsidiary of the Partnership that exists during all or any portion of the time this Agreement is in effect.

(7) “Partnership Customer(s)” means any person, entity or institution, including the employees, agents or representatives who controlled, directed or influenced the purchasing decisions of any such person, entity or institution, to whom or to which Director sold, negotiated the sales, supported, marketed or promoted products or services on the Partnership’s behalf during the last one (1) year in which Director was providing services to or for the benefit of the Partnership.

(8) “Partnership Product(s)” means any goods, products, or product lines (i) that the services Director’s (or persons under Director’s management, direction or supervision) performed for the Partnership related to, directly or indirectly, during the last one (1) year in which Director was providing services to or for the benefit of the Partnership, including without limitation services in the areas of research, design, development, production, manufacture, marketing, promotion, sales, or business, technical, regulatory or systems research, analysis, planning or support relating to such goods, products, or product lines, or (ii) with respect to which Director at any time received or otherwise obtained or learned Confidential Information.

(b) Partnership Acknowledgements. The Partnership acknowledges that: (i) the Partnership will provide Director with one or more of the following: the Partnership’s valuable business and customer relationships, the Partnership’s goodwill, and Confidential Information, and (ii) from time to time throughout the course of Director’s employment or service, the Partnership will continue to provide access to valuable business and customer relationships, goodwill and Confidential Information to Director. The Partnership further agrees to entrust Director with such of the Partnership’s valuable business and customer relationships, goodwill and Confidential Information as is necessary for Director to discharge his or her duties. Director agrees to continue to develop such relationships, goodwill and Confidential Information solely and exclusively for the Partnership’s benefit.

(c) Director Acknowledgements. Director acknowledges that the Partnership owns the goodwill in Director’s relationships with Partnership Customers that Director maintains or develops in the course and scope of Director’s employment by or service to or for the benefit of the Partnership. If Director owned goodwill in customer relationships when Director commenced a service-relationship with the Partnership, Director hereby assigns any and all such goodwill to the Partnership and the Partnership shall become the owner of such goodwill. Director further agrees that Director shall treat all Confidential Information, training, business and customer relationships, and goodwill entrusted to Director by the Partnership as a fiduciary, and Director accepts and undertakes all of the obligations of a fiduciary, including good faith, trust, confidence and candor, and Director agrees to use such training and to maintain, protect and develop Confidential Information, business and customer relationships, and goodwill solely and exclusively for the benefit of the Partnership.

(d) Return of Partnership Property. All documents and things provided to Director by the Partnership for use in connection with Director’s services to or for the benefit of the Partnership, or created by the Director in the course and scope of Director’s services to or for the benefit of the Partnership, are the property of the Partnership and shall be held by Director as a fiduciary on behalf of the Partnership. Upon Director’s Separation, Director shall return promptly to the Partnership, without the requirement of a prior demand by the Partnership, all such documents and things, together with all copies, recordings, abstracts, notes, reproductions or electronic versions of any kind made from or about the documents and things or the information they contain.

(e) Non-Disclosure of Confidential Information. Director agrees not to use or disclose any Confidential Information to or for the benefit of anyone other than the Partnership, either during or after Director’s service relationship with the Partnership. Director further agrees and understands that this provision prohibits Director from rendering services to a Conflicting Organization following Director’s Separation to the extent that Director would use, disclose or rely upon Confidential Information or be induced or required to use, disclose or rely upon Confidential Information during the course of rendering such services. Notwithstanding anything to the contrary set forth in this Agreement, Director shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

(f) Restrictions on Competition. Director agrees that while providing services to or for the benefit of the Partnership, and for one (1) year after Director’s Separation (the “Restricted Period”), Director will not, directly or indirectly, be employed by or otherwise perform services for a Conflicting Organization in connection with or relating to a Competitive Product or Competitive Research and Support; provided however that in the event Director receives severance benefits from the Partnership or an Affiliate under any plan, agreement or arrangement based on a calculation that takes into account base salary for a period exceeding twelve (12) months’ base salary (such excess months being referred to herein as “Excess Months”), the Restricted Period shall be automatically extended so that the Restricted Period applies for one (1) year plus the Excess Months. For the avoidance of doubt, severance benefits calculated based on bonus amounts or other similar amounts shall not be taken into account for purposes of the preceding sentence.

(g) Prohibition on Solicitation of Partnership Employees. Director agrees that at all times while providing services to or for the benefit of the Partnership, and during the Restricted Period (as extended, if applicable, pursuant to Section 7(f) above), Director will not, directly or indirectly, (i) solicit, cause to be solicited, or participate in or promote the solicitation of any person to terminate that individual’s employment with or service to or for the benefit of the Partnership or to breach such individual’s employment or other service agreement with the Partnership or (ii) hire, employ or engage any Partnership employee or other service-provider during that individual’s employment with or service to or for the benefit of the Partnership and for a period of six months after such individual terminates his or her service-relationship with the Partnership.

(h) Post-Service Disclosure. In the event Director’s service-relationship with the Partnership terminates, Director agrees that during the Restricted Period (as extended, if applicable, pursuant to Section 7(f) above), Director will promptly inform the Partnership of the identity of any new employer, the job title of Director’s new position, and a description of any services to be rendered to that employer. In addition, Director agrees to respond within ten (10) days to any written request from the Partnership for further information concerning Director’s work activities sufficient to provide the Partnership with assurances that Director is not violating any of the obligations has undertaken in this Section 7.

(i) Non-Disparagement. The Director agrees not to disparage the Partnership or its Affiliates or any of their directors, officers or employees; provided that truthful statements made in the good faith performance of Director’s duties to the Partnership or in the good faith performance of a Partnership employee or other service-provider’s duties to the Partnership shall not violate this provision.

(j) No Restriction on Earning a Living. Director acknowledges that the Restrictive Covenants do not preclude Director from earning a livelihood, nor do they unreasonably impose limitations on Director’s ability to earn a living. In addition, Director acknowledges that the potential harm to the Partnership of non-enforcement of the Restrictive Covenants outweighs any harm to Director of enforcement (by injunction or otherwise) of the Restrictive Covenants against Director.

(k) Enforcement. Director agrees that an actual or threatened breach of the Restrictive Covenants would give rise to irreparable injury to the Partnership and that damages at law would be an insufficient remedy to the Partnership. Accordingly, Director agrees that the Partnership may apply for and shall be entitled to receive (without the necessity of posting bond) injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce any of the Restrictive Covenants. Director covenants that he or she will not challenge the reasonableness or enforceability of any of the Restrictive Covenants. Director further agrees that the Partnership’s Affiliates will have the right to enforce Director’s obligations to such Affiliates under this Section 7.

(l) Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 7 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by applicable law.

(m) Survival of Provisions. The obligations contained in Sections 7 and 8 hereof shall survive the termination of Director’s service-relationship with the Partnership and shall be fully enforceable thereafter.

8. Cooperation; Indemnification. Upon the receipt of reasonable notice from the Partnership (including outside counsel of the Partnership), Director agrees that while employed by or providing services to or for the benefit of the Partnership or any of its Subsidiaries or Affiliates and thereafter, Director will respond and provide information with regard to matters in which Director has knowledge as a result of Director’s service-relationship with the Partnership or any of its Subsidiaries or Affiliates, and will provide reasonable assistance to the Partnership, its Affiliates and their respective representatives in defense of any claims that may be made against the Partnership or its Affiliates, and will assist the Partnership and its Affiliates in the prosecution of any claims that may be made by the Partnership or its Affiliates, to the extent that such claims may relate to the period of Director’s employment with or service to or for the benefit of the Partnership or any of its Subsidiaries or Affiliates (collectively, “Claims”). Director agrees to promptly inform the Partnership if Director becomes aware of any lawsuits involving Claims that may be filed or threatened against the Partnership or its Affiliates. Director also agrees to promptly inform the Partnership (to the extent that Director is legally permitted to do so) if Director is asked to assist in any investigation of the Partnership or its Affiliates (or their actions) or another party attempts to obtain information or documents from Director (other than in connection with any litigation or other proceeding in which Director is a party-in-opposition) with respect to matters Director believes in good faith to relate to any investigation of the Partnership or its Affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Partnership or its Affiliates with respect to such investigation, and shall not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, Director shall not communicate with anyone (other than Director’s attorneys and tax and/or financial advisors and except to the extent that Director determines in good faith is necessary in connection with the performance of Director’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Partnership or any of its Affiliates without giving prior written notice to the Partnership or the Partnership’s counsel. The Partnership shall reimburse Director for all reasonable out-of-pocket expenses incurred by Director in fulfilling Director’s obligations under this Section 8 after presentation of appropriate documentation related thereto.

9. Definitions.

“Affiliate” of any particular Person means (a) any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise, (b) if such Person is a partnership, any partner thereof and (c) without limiting the foregoing and with respect only to the Investors, (i) any existing or subsequently formed investment fund formed, operated, advised or managed, directly or indirectly, by Bain Capital Investors, LLC or any of its Affiliates and (ii) any parallel fund, executive fund or alternative investment vehicle of any such investment fund.

“Cause” means the meaning given to such term in an employment, severance or other similar agreement entered into by Director on or after the date hereof with Kestra Medical Technologies, Inc. or one of its Affiliates, or in the absence of such an agreement (or if such agreement does not define such term or a similar term) it shall mean with respect to Director any of the following, as determined by the General Partner, (i) intentional misconduct or gross negligence by Director which is or is likely to be injurious to the Partnership or any of its Affiliates, monetarily or otherwise, (ii) Director’s indictment for, or conviction of, a felony (including a plea of nolo contendere), (iii) Director’s negligent performance of his or her duties, (iv) any material breach by Director of the terms of this Agreement or any other agreement with the Partnership or any of its Affiliates to which Director is a party, (v) a violation of the Partnership’s or any of its Affiliates’ written policies regarding ethical business practices or any other material violation of any written policy of the Partnership or any of its Affiliates, (vi) any material act of theft, embezzlement, fraud or misappropriation of or in respect of the Partnership’s or its Affiliates property, or (vii) Director’s continued failure to cooperate in any audit or investigation of financial or business practices of the Partnership or any of its Affiliates after written request for cooperation from the General Partner and a period of no less than ten (10) days to cure such failure.

“Equity Agreements” means the LP Agreement, the Securityholders Agreement and the Registration Agreement.

“Fair Market Value” means the Fair Market Value will be the fair value as determined in good faith by the General Partner applying the provisions of Section 11.2 of the LP Agreement.

“Restricted Class A Common Units” means the Partnership’s Class A Common Units acquired by the Director pursuant to this Agreement. Restricted Class A Common Units will continue to be Restricted Class A Common Units in the hands of any holder other than Director (except for the Partnership and the Investors and except for Transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Restricted Class A Common Units will succeed to all rights and obligations attributable to Director as a holder of Restricted Class A Common Units hereunder. Restricted Class A Common Units will also include equity of the Partnership (or a successor to the Partnership or a Subsidiary or Affiliate of the Partnership) issued with respect to Restricted Class A Common Units (i) by way of a unit split, unit distribution, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Partnership in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution of securities of a Subsidiary of the Partnership to the partners of the Partnership following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Restricted Class A Common Units shall remain Unvested Restricted Class A Common Units after any Transfer thereof (other than to the Partnership or any of the Investors).

“LP Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 15, 2024, as amended or modified from time to time in accordance with its terms.

“Public Offering” has the meaning given to such term in the Registration Agreement.

“Public Sale” has the meaning given to such term in the Registration Agreement.

“Registration Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of July 15, 2024, by and among the Partnership and certain of its securityholders, as amended or modified from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholders Agreement” means the Third Amended and Restated Securityholders Agreement, dated as of July 15, 2024, by and among the Partnership and certain of its securityholders, as amended or modified from time to time in accordance with its terms.

“Separation” means Director ceasing to provide services to or for the benefit of, or to be employed by, the Partnership or its Subsidiaries or Affiliates for any reason.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Partnership.

“Subsidiary Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of a Subsidiary of the Partnership.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

10. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent to the recipient by electronic mail (in which case, it will be effective upon receipt of confirmation of good transmission, including, but not limited to, any response to such electronic mail), or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the Partnership’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party:

If to the Partnership:

West Affum Holdings, L.P.

[•]

[•]

[•]

Attention:   [•]

Email:    [•]

   [•]

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP

[•]

[•]

Attention:   [•]

      [•]

Email:    [•]

If to Director:

Orly Mishan

[•]

[•]

Email: [•]

If to the Investors:

Bain Charger Holdings, L.P.

[•]

[•]

[•]

Attention:    [•]

Email:   [•]

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP

[•]

[•]

Attention:   [•]

      [•]

Email:    [•]

11. General Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Restricted Class A Common Units in violation of any provision of this Agreement shall be void, and the Partnership shall not record such Transfer on its books or treat any purported transferee of such Restricted Class A Common Units as the owner of such equity for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way; provided that the restrictive covenants and other obligations contained in Section 7 hereof are independent of, supplemental to and do not modify, supersede or restrict (and shall not be modified, superseded by or restricted by) any noncompetition, nonsolicitation, confidentiality or other restrictive covenants in any other current or future agreement (including in any employment agreement with the Partnership or any of its Subsidiaries or Affiliates) unless reference is made to the specific provisions hereof or thereof which are intended to be modified, superseded or restricted.

(d) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

12. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(a) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Director, the Partnership, the Investors and their respective successors and assigns (including subsequent holders of Restricted Class A Common Units); provided that the rights and obligations of Director under this Agreement shall not be assigned or delegated except for the assignment and delegation of Director’s rights and obligations hereunder as a holder of Restricted Class A Common Units in connection with a transfer of Restricted Class A Common Units permitted hereunder.

(b) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands without giving effect to any choice or conflict of law provision or rule (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the substantive laws of any jurisdiction other than the Cayman Islands. Any dispute arising from or relating to the relative rights of the Partnership and its securityholders and all other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be brought exclusively in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the ”Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the ”Chosen Courts”), and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action shall be effective if notice is given in accordance with Section 10.

13. Mutual Waiver of Jury Trial. Because disputes arising in connection with complex transactions are most quickly and economically resolved by an experienced and expert person and the parties hereto wish applicable state and federal laws to apply (rather than arbitration rules), the parties hereto desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, each party to this agreement hereby waives all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute between or among any of the parties hereto, whether arising in contract, tort, or otherwise, arising out of, connected with, related or incidental to this agreement and/or the transactions contemplated hereby.

(a) Remedies. Each of the parties to this Agreement (and each of the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(b) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Partnership, Director and the Investors.

(c) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, then it shall be automatically extended to the next Business Day.

(d) Indemnification and Reimbursement of Payments on Behalf of Director. The Partnership and its Subsidiaries and Affiliates shall be entitled to deduct or withhold from any amounts owing from the Partnership or any of its Subsidiaries or Affiliates to Director (including withholding shares in the case of issuances of equity by the Partnership or any of its Subsidiaries or Affiliates) any federal, state, local or foreign withholding taxes, excise taxes or employment taxes imposed with respect to Director’s compensation or other payments from the Partnership or any of its Subsidiaries or Affiliates or Director’s ownership interest in the Partnership, including, without limitation, wages, bonuses, distributions, the receipt or exercise of equity options, the forfeiture of Units, and/or the receipt or vesting of restricted equity. In the event any such deductions or withholdings are not made, Director shall indemnify the Partnership and its Subsidiaries and Affiliates for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto. Director shall make arrangements satisfactory to the Partnership for the satisfaction of any withholding tax obligations that arise with respect to Director’s compensation or other payments from the Partnership or any of its Subsidiaries or Affiliates or Director’s ownership interest in the Partnership, including, without limitation, wages, bonuses, distributions, the receipt or exercise of equity options, the forfeiture of Units, and/or the receipt or vesting of restricted equity, and the Partnership shall not be required to make any payment under this Agreement unless such obligations are satisfied.

(e) Termination. This Agreement shall survive a Separation and shall remain in full force and effect after such Separation.

(f) Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit distributions, combinations of units and other recapitalizations affecting the subject class of equity.

(g) No Pledge or Security Interest. The purpose of the Partnership’s retention of Director’s certificates is solely to facilitate the provisions set forth in Section 3 of the Securityholders Agreement and Section 13.1 of the LP Agreement and does not by itself constitute a pledge by Director of, or the granting of a security interest in, the underlying equity.

(h) Rights Granted to the Investors and their Affiliates. Any rights granted to any of the Investors or any of their respective Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(i) Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Partnership distributes securities of such Subsidiary to partners of the Partnership, then such securities will be treated in the same manner as (but excluding any “preferred” features of the units with respect to which they were distributed) the units with respect to which they were distributed for purposes of Sections 1, 2, 4 and 5 hereof.

14. Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

15. Code Section 409A.

(a) The intent of the parties is that payments and benefits under this Agreement comply with or otherwise be exempt from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, ”Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Partnership or any of its Subsidiaries or Affiliates be liable for any additional tax, interest or penalty that may be imposed on the Director by Code Section 409A or damages for failing to comply with Code Section 409A.

(b) Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

16. Senior Management Agreement. This Agreement constitutes a Senior Management Agreement for purposes of the LP Agreement and the Securityholders Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Director Compensation and Securities Agreement as of the date first above written.

THE PARTNERSHIP:

WEST AFFUM HOLDINGS, L.P.

By:	West Affum GP Ltd.
Its:	General Partner

By:	/s/ Yun Zheng
Name:	Yun Zheng
Its:	Director

GENERAL PARTNER:

WEST AFFUM GP LTD.

By:	/s/ Yun Zheng
Name:	Yun Zheng
Its:	Director

Signature Page to Director Compensation and Securities Agreement

DIRECTOR:

/s/ Orly Mishan
Name: Orly Mishan

Signature Page to Director Compensation and Securities Agreement

EXHIBIT A

PROTECTIVE ELECTION TO INCLUDE RESTRICTED CLASS A COMMON UNITS IN

GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

November 3, 2024

On November 3, 2024 (the “Acquisition Date”), the undersigned received Restricted Class A Common Units (the “Units”) in West Affum Holdings, L.P., a Cayman Islands exempted limited partnership (the “Partnership”). Pursuant to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership, the undersigned is entitled to an interest in Partnership profits.

Based on current Treasury Regulation Section 1.721-1(b), Proposed Treasury Regulation Section 1.721-1(b)(1) and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Units to the undersigned is subject to the provisions of Section 83 of the Internal Revenue Code (the “Code”). In the event that the issuance is so treated, however, the undersigned desires to make an election to have the receipt of the Units taxed under the provisions of Code Section 83(b) at the time the undersigned acquired the Units.

Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units, to report as taxable income for the calendar year 2024 the excess (if any) of the value of the Units on the Acquisition Date, determined without regard to lapse restrictions and in accordance with the principles of Rev. Proc. 93-27, over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name: Orly Mishan
Address: [•]
Soc. Sec. No.: [•]

2.

A description of the property with respect to which the election is being made: 10,224.95 of the Partnership’s Restricted Class A Common Units representing a partnership interest in the Partnership entitling the undersigned to an interest in the Partnership’s profits.

3.	The date on which the Units were transferred: the Acquisition Date. The taxable year for which such election is made: 2024.

4.

The restrictions to which the property is subject: The Restricted Class A Common Units are subject to vesting over time. If the undersigned ceases to be employed by or otherwise providing services to the Partnership or any of its subsidiaries or affiliates, the unvested Restricted Class A Common Units will be forfeited and in certain circumstances, the vested Restricted Class A Common Units will be subject to forfeiture.

5.

The fair market value on the Acquisition Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $0.

6.	The amount paid or to be paid for such property: $0.

A copy of this election is being furnished to the Partnership pursuant to Treasury Regulation Section 1.83-2(e)(7).

Name: Orly Mishan

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Orly Mishan (“Director”) hereby acknowledges that I have read the foregoing Director Compensation and Securities Agreement executed by Director and dated as of the date hereof, as well as each of the LP Agreement, the Securityholders Agreement and the Registration Agreement referred to therein, and that I understand their contents. I am aware that the foregoing Director Compensation and Securities Agreement and Securityholders Agreement provide for the forfeiture of my spouse’s Restricted Class A Common Units under certain circumstances and/or impose other restrictions on such securities (including, without limitation, restrictions on Transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Signature:	_________________________	Date:	_______ __, ____

Spouse’s Name:	__________________________

Signature:	_________________________	Date:	_______ __, ____

Witness’ Name:	__________________________